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                                                                    Exhibit 16.1
                                [BDO LETTERHEAD]

February 13, 1998


Securities & Exchange Commission
Division of Corporation Finance
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4(a) of Form 8-K/A, for the event that occurred on January 30, 1998, to be filed by our former client, The Great American Backrub Store, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP